Exhibit-23.1
Consent of Deloitte & Touche LLP

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of AMCON Distributing Company on Form S-8, filed on September 7, 2000, of our reports dated December 24, 2003, appearing in and incorporated by reference in the Annual Report on Form 10-K of AMCON Distributing Company for the year ended September 26, 2003.


DELOITTE & TOUCHE LLP
Omaha, Nebraska

December 24, 2003